EX-99.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 23, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Reports to Shareholders of Nationwide Variable Insurance Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Plan of Reorganization” in such Registration Statement.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Philadelphia, Pennsylvania September 17, 2009